                                                                   EXHIBIT 10.38

                             ADDENDUM TO SEPARATION
                             OF EMPLOYMENT AGREEMENT
                  BETWEEN JOSEPH N. BONGIOVANNI, III (EMPLOYEE)
                         AND THE MED-DESIGN CORPORATION

         This Agreement made this 19th day of May, A.D. 2006 by and between
Joseph N. Bongiovanni, III (Employee) and The Med-Design Corporation.

         WHEREAS, previously The Med-Design Corporation communicated with
Employee in written form and presented to Employee a Separation Agreement and
General Release and related documents. All these documents are incorporated by reference, reaffirmed and ratified and attached to this document.

         Said documents were executed by the Corporation and Employee on May 18,
2006.

         WHEREAS, the documentation anticipates that the termination date would be May 19, 2006 if a favorable vote of Shareholders was secured by that date;
and

         WHEREAS, on May 19, 2006 the Shareholders Meeting was adjourned until
June 2, 2006.

         NOW THEREFORE, with full knowledge of the contents of this Agreement with the intent to be thereby legally bound Employee and Corporation agree as follows:

         The document signed by Employee May 18, 2006 is hereby ratified and reaffirmed. The anticipated termination date subject to shareholder approval is
June 2, 2006. Employee has executed said Agreement and the rescission. Provided by federal, state or local law is by agreement provided to Employee between the date of signing said document and June 2, 2006. If Company receives no written notice of rescission prior to June 2, 2006 all said rights are waived and abandoned by Employee.

 /s/ Joseph N. Bongiovanni
(Employee)
Date: May 19, 2006

THE MED-DESIGN CORPORATION

BY:  /s/ Lawrence Ellis
TITLE: C.F.O.
DATE: 5/19/06

MDC RESEARCH LTD.

BY:  /s/ Joseph Bongiovanni
TITLE:
DATE: